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                                                                   EXHIBIT 99.1



                                                                      OH&S DRAFT
                                                                        09/09/96

                                      PROXY

                         NATIONAL SECURITIES CORPORATION

                  This proxy is solicited on behalf of the Board of Directors of National Securities Corporation.

                  The undersigned stockholder of National Securities Corporation
            (the "Company") hereby constitutes and appoints [______________], attorney and proxy of the undersigned, with power of substitution, to attend, vote and act for the undersigned at the special meeting of stockholders of the Company, a Washington corporation, to be held at the _________________ on ______________, 1996 at 1:30 p.m. local time, at any adjournments thereof, with respect to the following on the reverse side of this proxy card:

                  (To be continued and signed on reverse side.)

            /X/   Please mark your votes as in this example.

            1. Approve the proposed corporate reorganization of the Company creating a holding company.

            FOR                           AGAINST                      ABSTAIN
             / /                              / /                        / /

            If not otherwise directed, this proxy will be voted FOR the proposed corporation reorganization.

            The Board of Directors recommends voting in favor of this matter.

            PLEASE DATE, SIGN AND MAIL AT ONCE IN THE ENCLOSED
            POSTPAID ENVELOPE.

Signature_________ Date_____________ Signature_______________ Date____________
                                            (If held jointly)

NOTE: Please sign exactly as your name appears hereon. If signing as attorney, executor, administrator, trustee, guardian or the like, please give your full title